GREM USA - Form S-8
     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Exhibit 23.1


             [Letterhead of Michael Johnson & Co., LLC]




August 8, 2005

Securities Exchange Commission
Washington, D.C. 20549

Gentlemen:/Madams:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 12, 2005 appearing in the Annual Report on Form 10-KSB of GREM USA for the year ended
December 31, 2004 and to the reference to our Firm under the heading "Experts" in this Registration Statement.




/s/Michael Johnson & CO., LLC
-------------------------------
Michael Johnson & CO., LLC
Denver, Colorado